UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 2, 2002
                                                   ---------------


                             ASA INTERNATIONAL, LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-14741                02-0398205
          --------                        -------                ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


10 Speen Street, Framingham, Massachusetts                              01701
------------------------------------------                              -----
 (Address of principal executive offices)                             (Zip Code)


Registrant's Telephone Number Including Area Code:  (508) 626-2727
                                                    --------------

Item 5.       Other Events

         On October 2, 2002, ASA International Ltd. and PowerCerv Corporation issued a joint press release announcing the execution of a definite agreement pursuant to which ASA will acquire substantially all of the assets of PowerCerv. Under terms of the agreement, in addition to ASA assuming certain PowerCerv liabilities, upon closing ASA will pay PowerCerv $500,000 cash and issue a $90,000 note due in six months. The purchase price may be subject to certain post-closing adjustments. Closing of the transaction is subject to the satisfaction of various conditions, including the approval of PowerCerv shareholders.

         A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the acquisition agreement is filed as Exhibit 2 hereto and is incorporated herein by reference.

Item 7.      Financial Statement and Exhibits.

       (c)   Exhibits:

             2 Asset Purchase Agreement made and entered into as of October 1, 2002 by and among PCV Acquisition, Inc., PowerCerv Corporation, PowerCerv Technologies Corporation, and ASA International Ltd.

             99.1 Text of Joint Press Release of ASA International Ltd. and PowerCerv Corporation, dated October 2, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ASA INTERNATIONAL LTD.
                                                (Registrant)



Date:  October 9, 2002                          By:    /s/ Terrence C. McCarthy
                                                   ----------------------------
                                                       Terrence C. McCarthy
                                                       Vice President

                                INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

2 Asset Purchase Agreement made and entered into as of October 1, 2002 by and among PCV Acquisition, Inc., PowerCerv Corporation, PowerCerv Technologies Corporation, and ASA International Ltd.

99.1 Text of Joint Press Release of ASA International Ltd. and PowerCerv Corporation dated October 2, 2002.